Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 23, 2022, included in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-261786) and related Prospectus of EQRx, Inc. for the registration of its common stock and warrants.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 23, 2022